UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	July 25, 2013
(Date of earliest event reported)	July 24, 2013

ONEOK, Inc.
(Exact name of registrant as specified in charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Upon completion of the Separation discussed in Item 7.01 below, ONEOK, Inc. (the “Company”) expects the following executive officer and director changes:

John W. Gibson will step down as chief executive officer and will retire as an employee of the Company and of ONEOK Partners, L.P. (“ONEOK Partners”). He will become non-executive chairman of the Board of Directors of the Company (the “Board”) and non-executive chairman of the Board of Directors of ONEOK Partners. Mr. Gibson will remain chairman and chief executive officer of the Company and of ONEOK Partners until the completion of the Separation.

Terry K. Spencer, 54, will become chief executive officer of the Company and of ONEOK Partners, succeeding Mr. Gibson, and will join the Board as a director. Mr. Spencer is currently president of the Company and of ONEOK Partners, and he will continue in those roles. He is also a member of the Board of Directors of ONEOK Partners, and he will continue in that role. Mr. Spencer joined the Company in 2001 as director, project development, for natural gas gathering and processing. Later, he served as vice president of natural gas supply and project development in the natural gas gathering and processing segment. In 2005, Mr. Spencer became senior vice president of the Company’s natural gas liquids business following the asset acquisition from Koch. He became president of natural gas liquids in 2006. From 2007 to 2009, he was executive vice president of the Company, with responsibilities for ONEOK Partners’ natural gas liquids gathering and fractionation, and pipeline segments, as well as the Company’s energy services segment. He most recently served as chief operating officer of ONEOK Partners and was responsible for the partnership’s three operating segments - natural gas gathering and processing, natural gas pipelines and natural gas liquids. Mr. Spencer is a member of the Gas Processors Association Board of Directors and executive and finance committee. He earned a Bachelor of Science degree in petroleum engineering in 1981 from the University of Alabama in Tuscaloosa.

Robert F. Martinovich will step down as executive vice president of operations and will be appointed executive vice president of commercial, replacing Pierce H. Norton II. Mr. Martinovich will remain executive vice president of operations until the completion of the Separation.

Pierce H. Norton II will step down as executive vice president of commercial and will resign as an employee of the Company and of ONEOK Partners. Mr. Norton will become the president and chief executive officer of the newly created company to be called ONE Gas, Inc. Mr. Norton will remain executive vice president of commercial until completion of the Separation.

Item 7.01	Regulation FD Disclosure.

On July 25, 2013, the Company announced that its Board unanimously authorized management to pursue a plan to separate the Company’s natural gas distribution business into a standalone publicly traded company, resulting in two independent highly focused energy companies (the “Separation”). A copy of the press release regarding the proposed Separation is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Upon completion of the Separation, the Company expects that Wesley J. Christenson will become senior vice president of operations, replacing Mr. Martinovich.

A conference call and webcast with executive management at which the Separation will be discussed will be held on July 26, 2013, at 10 a.m. Eastern Daylight Time (9 a.m. Central Daylight Time). A copy of the presentation to be discussed at the meeting is furnished as Exhibit 99.2 hereto and incorporated herein by reference. The conference call will be webcast and will be accessible on the Company’s website, www.oneok.com.

The information disclosed in this Item 7.01, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	News release issued by ONEOK, Inc. dated July 25, 2013
Exhibit 99.2	Presentation of ONEOK, Inc. dated July 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 25, 2013	ONEOK, Inc.

		By:	/s/ Derek S. Reiners
Derek S. Reiners Senior Vice President, Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit
Number	Description

Exhibit 99.1	News release issued by ONEOK, Inc. dated July 25, 2013
Exhibit 99.2	Presentation of ONEOK, Inc. dated July 25, 2013

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